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                                                                    EXHIBIT 99.1
Contact:
Michael Muldowney
President and Chief Financial Officer
Nextera Enterprises
(617) 262-0055

              NEXTERA ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

BOSTON, MA - FEBRUARY 22, 2005 - Nextera Enterprises, Inc. (OTC: NXRA) today reported results for the fourth quarter and year ended December 31, 2004.

In the 2004 fourth quarter, Nextera recorded a net loss of $0.4 million, or $0.01 per share, including a loss from continuing operations of $0.9 million, or $0.03 per share, and income from discontinued operations of $0.5 million, or $0.02 per share. The net loss and loss from continuing operations for the 2004 fourth quarter included a $0.5 million charge for expenses paid to third parties incurred in connection with the evaluation of a potential business acquisition which was terminated. In the 2003 fourth quarter, Nextera recorded net income of $12.5 million, or $0.37 per share. The 2003 fourth quarter included a loss from continuing operations of $1.7 million, or $0.05 per share, and income of $14.2 million, or $0.42 per share, from discontinued operations.

For the full year 2004, Nextera recorded a net loss of $2.3 million or $0.08 per share, including a loss from continuing operations of $2.9 million, or $0.09 per share, and income from discontinued operations of $0.5 million, or $0.02 per share. The net loss and loss from continuing operations for the 2004 full year included a $0.5 million charge for expenses paid to third parties incurred in connection with the evaluation of a potential business acquisition which was terminated. For the full year 2003, Nextera recorded net income of $4.5 million, or $0.12 per share. The 2003 full year net income included a loss from continuing operations of $6.7 million, or $0.21 per share, and income of $11.2 million, or $0.33 per share, from discontinued operations. The loss from continuing operations and the net income for 2003 included a charge of $1.9 million, or $0.06 per share, associated with the resignation of the Company's former Chief Executive Officer.

As previously announced, during the 2003 fourth quarter, the Company completed the sale of substantially all of the assets in its economic consulting business, Lexecon. In accordance with generally accepted accounting principles, the operating results of Lexecon along with all former consulting businesses of the Company have been presented as discontinued operations for the three month and year-end periods ended December 31, 2004 and 2003.

At the end of 2004, Nextera had approximately $16.7 million of cash on hand. The Company has loss carryforwards of approximately $51.0 million at December 31, 2004. A full valuation allowance is maintained on the Company's deferred tax assets, which includes the loss carryforwards, due to the uncertainty of utilization of the future tax benefits.


                                                699 Boylston Street
                                                Boston, MA 02116
                                                617.262.0055  617.262.7105 fax
                                                www.nextera.com

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[NEXTERA LOGO]


Currently, Nextera has no operating business, however, the Company is actively engaged in the process of identifying acquisition candidates and related activities. The Company has retained Lane, Berry & Co. International as its financial advisor to assist in these efforts. If Nextera is unable to acquire new business operations, it will commence a process to liquidate, however, no timeframe has been set for completion of its acquisition efforts. If the Company decides to liquidate, it expects to commence liquidation proceedings shortly thereafter. In the absence of an acquisition, the Company expects to incur a loss in the 2005 first quarter of approximately $550,000.

This press release contains forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to Nextera Enterprises that are based on the beliefs of Nextera's management. Any statements contained in this press release that are not historical facts are forward-looking statements. Such statements are based on many important factors that may be outside of Nextera's control, causing actual results to differ materially from those suggested. Such factors include, but are not limited to, our ability to utilize our net operating loss carryforwards and new business acquisition efforts. Further information on these and other potential factors that could affect Nextera's financial and operating results are included in Nextera's 10-Q filed on November 5, 2004 with the Securities and Exchange Commission.


                                      # # #


                                                699 Boylston Street
                                                Boston, MA 02116
                                                617.262.0055  617.262.7105 fax
                                                www.nextera.com

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                            NEXTERA ENTERPRISES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                (amounts in thousands, except per share amounts)



                                                                       Three Months Ended                 Year Ended
                                                                 December 31,    December 31,      December 31,     December 31,
                                                                    2004             2003              2004             2003
                                                                 ------------     ------------     ------------     ------------
                                                                         (unaudited)                        (unaudited)

Net revenues                                                     $         --     $         --     $         --     $         --
Cost of revenues                                                           --               --               --               --
                                                                 ------------     ------------     ------------     ------------
   Gross profit                                                            --               --               --                0
Selling, general and administrative expenses                              429            1,234            2,542            4,198
Special charges (1)                                                        --               --               --            1,921
                                                                 ------------     ------------     ------------     ------------
   Operating loss                                                        (429)          (1,234)          (2,542)          (6,119)
Interest income, net                                                       52               --              179               --
Other expense (2)                                                        (511)            (364)            (511)            (364)
                                                                 ------------     ------------     ------------     ------------
   Loss from continuing operations before income taxes                   (888)          (1,598)          (2,874)          (6,483)
Provision for income taxes                                                 --              130               --              232
                                                                 ------------     ------------     ------------     ------------
   Loss from continuing operations                                       (888)          (1,728)          (2,874)          (6,715)
Income (loss) from discontinued operations (3)                            525           14,235              525           11,202
                                                                 ------------     ------------     ------------     ------------
   Net Income (loss)                                             $       (363)    $     12,507     $     (2,349)    $      4,487
Preferred stock dividends                                                 (78)             (72)            (307)            (292)
                                                                 ------------     ------------     ------------     ------------
  Net income (loss) applicable to common stockholders            $       (441)    $     12,435     $     (2,656)    $      4,195
                                                                 ============     ============     ============     ============

Net income (loss) per common share, basic and diluted
   from Continuing operations                                    $      (0.03)    $      (0.05)    $      (0.09)    $      (0.21)
           Discontinued operations                               $       0.02             0.42     $       0.02             0.33
                                                                 ------------     ------------     ------------     ------------
Net income (loss) per common share, basic and diluted            $      (0.01)    $       0.37     $      (0.08)    $       0.12
                                                                 ============     ============     ============     ============


Weighted average common shares outstanding, basic and
   diluted                                                             33,870           33,870           33,870           33,912

Note: Due to rounding differences, the 2004 year to date net loss per common share does not equal the sum of the net loss from continuing operations and the net income from discontinued operations.


(1) Special charges in 2003 consist of $1.0 million of salary continuance costs and $0.9 million of a non-cash compensation charge due to the acceleration of stock options, both associated with the employment agreement of the Company's former Chief Executive Officer, David Schneider.

(2) Other expense in 2004 consist of a $0.5 million charge for expenses paid to third parties incurred in connection with the evaluation of a potential business acquisition which was terminated. Other expense in 2003 consist of a $0.4 million charge to write off a Note Receivable.

(3) The income from discontinued operations in 2004 consists of refundable income taxes and adjustments to reserves established at the time of the sale of the economic consulting business unit.
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                            NEXTERA ENTERPRISES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                             (amounts in thousands)



ASSETS                                          December 31, 2004      December 31, 2003
                                                ------------------     -----------------
                                                             (unaudited)
CURRENT ASSETS:

Cash and cash equivalents                           $     16,713          $     20,124
Accounts receivable, net                                      --                   528
Other current assets                                         474                 2,389
                                                    ------------          ------------
   Total current assets                                   17,187                23,041

Other assets                                                  39                    25
                                                    ------------          ------------
   Total assets                                     $     17,226          $     23,066
                                                    ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses               $        843          $      3,035
Accrued taxes                                                 --                 1,347
Accrued restructuring costs                                   --                   173
Other current liabilities                                    258                   185
                                                    ------------          ------------
   Total current liabilities                               1,101                 4,740

Other long-term liabilities                                  870                   943

Total stockholders' equity                                15,255                17,383

                                                    ------------          ------------
Total liabilities and stockholders' equity          $     17,226          $     23,066
                                                    ============          ============